Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of GTY Technology Holdings, Inc. on Form S-8, of our report dated March 18, 2019 relating to the balance sheets of eCivis, Inc. as of December 31, 2018 and 2017, and the related statements of operations, comprehensive income (loss), changes in stockholders’ deficit and cash flows for the years ended December 31, 2018 and 2017.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey
May 16, 2019